                                                                   EXHIBIT 10.05

                        [JETFORM CORPORATION LETTERHEAD]

June 29, 1998

Symantec Corporation
10201 Torre Avenue
Cupertino, California
95014

Attention: Howard Bain III - Vice President Worldwide Operations and Chief
           Financial Officer

Dear Howard:

This will confirm our agreement to further modify the payments set out in
Schedule 2.3 of the Asset Purchase Agreement between Delrina Corporation, Delrina (Canada) Corporation and JetForm Corporation as amended on February 12, 1998. The payments will be modified as follows:

                     Payment per
                     Schedule 2.3                Revised payment
Date of Payment         (US$)                        (US$)
June 1998             7,833,000                    11,333,000
March 1999            7,972,000                     5,972,000
June 1999             6,912,000                     4,912,000

We have already made payment of $7,833,000 in satisfaction of the June
1998 amount. We will wire an additional $3.5 million to your account at Bank of America in Toronto on July 6, 1998.

If you are in agreement with the above, please sign this letter in the space provided and return it to me by facsimile at 613 751 4802.

Yours truly,


/s/ Jeffrey McMullen
Jeffrey McMullen
Vice President and Controller

/s/ H. Bain III, V.P. Worldwide Operations & CFO
-----------------------------------------------------
Confirmed - Symantec Corporation, Delrina Corporation,
Delrina (Canada) Corporation
Howard Bain III